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                [LETTERHEAD OF BROBECK, PHLEGER & HARRISON LLP]


                                                       1633 Broadway, 47th Floor
                                                                        New York
Telephone:  (212) 581-1600                                       New York  10019
Facsimile:  (212) 586-7878                                       www.brobeck.com


                                                   July 9, 1999



1-800-FLOWERS.COM, Inc.
1600 Stewart Avenue
Westbury, NY 11590

Dear Ladies and Gentlemen:

     We have assisted in the preparation and filing by 1-800-FLOWERS.COM, Inc. (the "Company"), of a Registration Statement on Form S-1, as amended through July 9, 1999 (the "Registration Statement"), with the Securities and Exchange Commission, relating to the sale of up to 6,900,000 shares (the "Shares") of Class A common stock, $.01 par value (the "Common Stock"), of the Company. A form of underwriting agreement (the "Underwriting Agreement") is filed as an exhibit to the Registration Statement.

     We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related prospectus and consent to the filing of this opinion as an exhibit thereto.

                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP